                                                                    Exhibit 99.1

                              Attachment to Form 4

                             JOINT FILER INFORMATION

Name and Address:                                   Third Point LLC
                                                    390 Park Avenue
                                                    New York, NY  10022

Date of Earliest Reported Transaction:              11/21/2013
Issuer and Ticker Symbol:                           Enphase Energy, Inc. [ENPH]
Relationship of the Issuer:                         10% Owner; Director; Other
                                                    (See Remarks)
Designated Filer:                                   Daniel S. Loeb

TABLE I INFORMATION

Title of Security:                                  Common Stock, $0.00001 par
                                                    value
Transaction Date:                                   11/21/2013
Transaction Code:                                   J (1)
Amount of Securities:                               190,100
Securities Acquired (A) or Disposed of (D):         A (1)
Price of Security:                                  $6.83
Amount of Securities Beneficially
Owned Following Reported
Transactions:                                       7,448,987
Ownership Form:                                     I
Nature of Indirect Beneficial Ownership:            See Footnote (2) (3) on
                                                    Form 4